Exhibit 10.2

FIRST AMENDMENT TO
EMPLOYMENT AGREEMENT OF
JOHN W. HEDGES

This First Amendment to the Employment Agreement is made and entered into on December 15, 2015, by and between First Mid-Illinois Bancshares, Inc. (the “Company”), a corporation with its principal place of business located in Mattoon, Illinois, and John W. Hedges (the “Executive”).

WHEREAS, the Company and the Executive are parties to an Employment Agreement dated as of December 12, 2014 (the “Employment Agreement”) and now desire to amend the Employment Agreement to extend its term and shorten the term of the covenant not to compete.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree to amend the Employment Agreement as follows, effective as of December 31, 2015:

1.	By amending first sentence of Section 1.01 to delete the reference to “December 31, 2015” and replace it with “December 31, 2016.”

2.	By amending the first sentence of Section 6.01 to delete the reference to “two years” and replace it with “one year.”

IN WITNESS WHEREOF, the parties have executed this First Amendment to the Employment Agreement on the 15th day of December, 2015.

FIRST MID-ILLINOIS BANCSHARES, INC.

By: /s/ Joseph R. Dively
Its: Chairman and Chief Executive Officer
JOHN W. HEDGES

/s/ John W. Hedges